As filed with the Securities and Exchange Commission on June 21, 2017

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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WILSON BANK HOLDING COMPANY
(Exact name of Registrant as specified in its Charter)

Tennessee
(State or other Jurisdiction of Incorporation or Organization)

62-1497076
(I.R.S. Employee Identification Number)

623 West Main Street
Lebanon, Tennessee 37087
(615) 444-2265
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

J. Randall Clemons
Wilson Bank Holding Company
623 West Main Street
Lebanon, Tennessee 37087
(615) 444-2265
(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)

Copy to:

D. Scott Holley
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
(615) 742-6200

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Small reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $2.00 par value
Total	500,000 (2)	$42.75	$21,375,000	$2,478

(1)
Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457of the Securities Act of 1933, as amended (the “Securities Act”). Amount reflects the last price at which the registrant’s common stock was sold prior to the date hereof and of which the registrant is aware.

Pursuant to Rule 416 of the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

PROSPECTUS

WILSON BANK HOLDING COMPANY

AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

COMMON STOCK

(PAR VALUE $2.00 PER SHARE)

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We are offering through our Amended and Restated Dividend Reinvestment Plan (the “Plan”) to all holders of record of our common stock, par value $2.00 per share (“Common Stock”), the opportunity to reinvest automatically your cash dividends in additional shares of Common Stock. Key provisions of the Plan are set forth in this Prospectus.

The price to be paid for shares of Common Stock purchased under the Plan will be determined as provided in the Plan. Shares issued under the Plan will be either newly issued shares or shares purchased for Plan participants in the open market. (See “Purchases” and “Price.”) The shares of Common Stock registered by the Prospectus are not currently traded on an established trading market or on any national securities exchange.

This Prospectus relates to 500,000 shares of Common Stock which we have registered for purchase under the Plan. We are providing this Prospectus to present and prospective participants in the Plan. You should keep this Prospectus for future reference.

Investing in the securities offered pursuant to this Prospectus involves certain risks. For a discussion of certain risks that you should consider in connection with an investment in our securities, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE COMMON STOCK OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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CASH DIVIDENDS AND SHARES OF COMMON STOCK PURCHASED PURSUANT TO THE PLAN ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this Prospectus is June 21, 2017.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of the registration statement that we filed with the Securities and Exchange Commission (the “Commission”) relating to the offer and sale of shares of our Common Stock for the accounts of participants in the Plan. The registration statement of which this Prospectus is a part was filed with the Commission using a “shelf” registration process. Under the shelf registration process, we may from time to time sell the shares of our Common Stock described in this Prospectus pursuant to the Plan, as described herein. The registration statement that contains this Prospectus, including the exhibits to the registration statement, and the information incorporated by reference therein contains additional information about the securities offered under this Prospectus. This Prospectus provides you with the terms of the Plan. The registration statement can be read at the Commission’s web site or at the Commission’s office mentioned under the heading “Where You Can Find More Information.” You should read this prospectus with the additional information described below under the heading “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this Prospectus. You should read both this Prospectus together with the additional information described below under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this Prospectus. We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where it is lawful to do so. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of our Common Stock. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus or that the information contained or incorporated by reference in this Prospectus or any accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our”, or the “Company” mean Wilson Bank Holding Company.

WILSON BANK HOLDING COMPANY

Wilson Bank Holding Company is the parent corporation and holding company for Wilson Bank & Trust, a Tennessee state-chartered bank headquartered in Lebanon, Tennessee that operates from 26 offices through the middle Tennessee area.

Wilson Bank & Trust engages in full service commercial and consumer banking business, including accepting time, savings and demand deposits from the consumers, businesses and local municipalities surrounding its branch offices. These deposits, together with funds generated from operations and borrowings, are invested primarily in loans and securities.

Our main office is located at 623 West Main Street, Lebanon, Tennessee 37087, and our telephone number is (615) 444-2265.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 to register the Common Stock to be issued under the Plan. As allowed by Commission rules, this Prospectus does not contain all the information you can find in the registration statement or the exhibits thereto. The registration statement, including its exhibits and schedules, contains additional relevant information about us and the Common Stock. This Prospectus is a part of the registration statement.

In addition to filing the registration statement with the Commission, we also file annual, quarterly and current reports, proxy statements and other information with the Commission under the Exchange Act and make those reports available on our website at www.wilsonbank.com. Please note our website is provided as an inactive textual reference and the information appearing thereon is not incorporated into this Prospectus by such reference. You may read and copy the information at the public reference rooms of the Commission at the following location: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. Our filings with the Commission are also available to the public at the Commission’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is deemed to be a part of this Prospectus, except for information incorporated by reference that is superseded by information contained in this Prospectus or any document we subsequently file with the Commission that is incorporated or deemed to be incorporated by reference into this Prospectus. Likewise, any statement in this Prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the Commission that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with Commission rules):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on March 10, 2017;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 9, 2017;

3.
Our Current Reports on Form 8-K filed with the Commission on January 12, 2017, April 13, 2017, April 17, 2017, and June 21, 2017, and the amendment to our Current Report on Form 8-K filed with the Commission on May 17, 2017; and

4.
The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on July 7, 1992, and all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference in this Prospectus any future fillings that we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to expiration or termination of the offering of the securities to which this Prospectus relates; provided, however, that we are not incorporating any information furnished under items 2.02 and 7.01 or any related exhibits furnished under item 9.01(d) of any Current Report on Form 8-K, unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.

We will promptly furnish you, at no cost, a copy of any and all of the information that we have incorporated by reference in this Prospectus (without exhibits, unless such exhibits are specifically incorporated by reference) upon your telephone or written request to:

Wilson Bank Holding Company
Attention: Lisa Pominski
P.O. Box 768
Lebanon, Tennessee 37088
(615) 444-2265

FORWARD-LOOKING STATEMENTS

We make statements in this Prospectus, in accompanying prospectus supplements, if any, and in our filings with the Commission that are incorporated by reference into this Prospectus regarding our outlook or expectations for earnings, revenues, expenses and/or other matters regarding or affecting us that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements, and future results could differ materially from our historical performance.

Our forward-looking statements are subject to the risks and uncertainties described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other filings with the Commission that are incorporated by reference into this Prospectus (including, without limitation, under the heading “Cautionary Statement Regarding Forward-Looking Information” in such filings and in our “Risk Factors” sections in our Forms 10-K and Forms 10-Q). Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this Prospectus and in our other filings with the SEC.

RISK FACTORS

Investing in our Common Stock involves risks, including risks related to our business, financial condition, results of operations and cash flows. For a detailed description of the potential risks, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, which report is incorporated by reference into this Prospectus. You should also review the risk factors that will be set forth in other documents that we file with the Commission after the date of this Prospectus. See “Where You Can Find More Information.” Additional risk factors may also be set forth in any applicable prospectus supplement.

AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

The following, in question and answer form, is a summary of the key provisions of the Plan. Those holders of Common Stock who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared, by check.

PURPOSE

1.    What is the purpose of the Plan?

The Plan provides record owners of Common Stock with a simple and convenient way of investing cash dividends in shares of Common Stock without payment of any brokerage commission, service charge or other expense. To the extent such shares are purchased from us, we will receive additional funds to finance our continuing operations. The Plan offers eligible holders an opportunity to invest conveniently for the long-term. The Plan is not intended to provide a mechanism for generating short-term profits or engaging in other strategies involving rapid turnover of shares or proliferation of accounts. We accordingly reserve the right to refuse to allow participation in the Plan and to modify, suspend or terminate participation by otherwise eligible record owners who engage in, or who we believe may engage in, such practices or other practices we deem to be inconsistent with the purposes of the Plan or detrimental to the Plan or other participants.

ADVANTAGES

2.    What are the advantages of the Plan?

As a participant in the Plan you may:

•	Purchase additional shares of Common Stock by reinvesting all of your cash dividends;

•	Simplify your record keeping of additional Common Stock purchases, since you will receive a statement after every investment; and

•	Withdraw from the Plan at any time.

PARTICIPATION

3.    Who is eligible to participate?

All holders of the Common Stock are eligible to participate in the Plan. You may participate only with respect to all of your shares of common stock.

4.    How do I join the Plan?

If you are eligible to participate, you may join the Plan by signing an Authorization Card and returning it to us as follows:

Wilson Bank Holding Company
P.O. Box 768
Lebanon, Tennessee 37088
Attention: Lisa Pominski

An Authorization Card may be obtained at any time by written request to us at the above address or by calling April McCullough at 615-547-5390.

5.    When may I join the Plan?

If you are eligible to participate, you may join the Plan at any time. If we receive your properly executed Authorization Card specifying reinvestment of dividends before the record date for a dividend payment, reinvestment will commence with that dividend payment. However, if we receive your properly executed Authorization Card on or after a dividend record date, the reinvestment of dividends through the Plan will begin with the dividend payment following the next record date.

6.    How does the Plan work?

Cash dividends on all of your shares of Common Stock may be reinvested automatically for you by us in additional shares of Common Stock. You may participate in the Plan only with respect to all of the cash dividends you would otherwise be entitled to receive.

ADMINISTRATION

7.    Who administers the Plan?

We administer the Plan for participants, keep records and perform other duties relating to the Plan.

Our mailing address is:

Wilson Bank Holding Company
P.O. Box 768
Lebanon, Tennessee 37088
Attention: Lisa Pominski

Our telephone number is (615) 444-2265. All completed Authorization Cards, requests for withdrawal, requests for certificates and all other written communications regarding the Plan should be sent to us at the above address (please include your Taxpayer Identification Number or Social Security Number in your correspondence with us).

COSTS

8.    Are there any expenses to participants in connection with purchases under the Plan?

No. You will incur no brokerage commissions or service charges for the purchases made under the Plan. We will pay all costs of administration of the Plan. You may incur tax liability as a result of our payment of expenses in connection with open market purchases of shares for you as a Plan participant, as explained under Question 15.

PURCHASES

9.    How many shares of Common Stock will be purchased for my Plan account and what is the source of shares purchased under the Plan?

If you become a participant in the Plan, the number of shares purchased for you will depend on the amount of your dividends and market prices of the Common Stock. You will receive that number of whole shares equal to the total amount invested, divided by the purchase price per share. No fractional shares will be issued and in lieu of receiving fractional shares you will receive a cash payment.

Shares purchased under the Plan will be, at our discretion, either newly issued shares or shares purchased for Plan participants in the open market, or a combination of the foregoing. Newly issued shares will be purchased directly from us.

10.    When will shares of Common Stock be purchased under the Plan?

In the months in which dividends are paid, dividends will normally be invested concurrently on the dividend payment date. No interest will be paid on funds held by us pending investment.

PRICE

11.    At what price will shares of Common Stock be purchased under the Plan?

If we elect to sell original issue shares to you, the price at which these shares will be purchased will equal the volume weighted average price of the reported sale prices of our Common Stock for the preceding thirty (30) days prior to the investment date of which we are aware; provided that we will not make purchases of original issue shares at less than their par value ($2.00 per share).

If we elect to purchase shares in the open market for your account, we will make these purchases at prevailing open market prices. The price to you will be the average price of all shares purchased. We commingle your funds with the funds of the other participants in making purchases for all participants.

REPORTS TO PARTICIPANTS

12.    What reports will be sent to participants in the Plan?

After each investment for your account, you will receive a detailed statement showing the amount invested, the number of shares purchased and the price per share of each share purchased under the Plan. This statement will provide a record of the cost of purchases under the Plan and should be retained for tax purposes.

CERTIFICATES

13.    Will stock certificates be issued for shares of Common Stock purchased under the Plan?

Certificates for shares of Common Stock purchased under the Plan will not be issued to you unless you request them, rather shares purchased will be credited to your account in book entry form. The number of shares credited to your account will be shown on your statement of account. This convenience protects against loss, theft or destruction of stock certificates, and reduces the costs to be borne by us.

A certificate for any number of whole shares credited to your account under the Plan will be issued on your written request, and the shares represented by that certificate will be withdrawn from your account. We will not hold certificates for shares of Common Stock issued under the Plan. Your written request should be mailed to us. Any remaining full shares will continue to be credited to your account. Dividends on all of your shares, including those represented by the certificate issued to you, will continue to be reinvested. Certificates for fractions of a share will not be issued under any circumstances.

TERMINATION OF PARTICIPATION OR THE PLAN ITSELF

14.    How do I terminate participation in the Plan?

You may terminate your participation in the Plan at any time by notifying us in writing.

If your notice of termination is received on or after the record date for the next dividend, that dividend will be reinvested for you, but all subsequent dividends on those shares will be paid to you.

We may suspend or terminate the Plan at any time upon written notice mailed to each of the Plan's participants.

FEDERAL INCOME TAX CONSEQUENCES

15.    What are the principal federal income tax consequences of participation in the Plan?

The Internal Revenue Service has ruled that shareholders participating in dividend reinvestment plans similar to the Plan are treated for federal income tax purposes as having received a taxable stock distribution equal to the fair market value of the amount of stock purchased with reinvested dividends (calculated under the Plan as the dollar amount of the reinvested dividends). To the extent distributions made by us to our shareholders are treated as made from our earnings and profits, the distributions will be dividends taxable as ordinary income except to the extent that we designate any portion of such dividend as a “capital gain” dividend or as “qualified dividend income” pursuant to federal income tax rules. Qualified dividend income is taxable at the long-term capital gain rates for individuals. Based on our historical practice of making dividend distributions from earnings and profits, participating shareholders can expect that the full amount of any distribution under the Plan will be a qualified dividend. Accordingly, Participants who purchase shares under the Plan through dividend reinvestment generally will recognize income in an amount equal to the fair market value of a share of Common Stock on the investment date multiplied by the number of shares purchased (including any fractional interest in a share). The tax basis for shares purchased under these circumstances will be equal to the fair market value of the shares on the investment date (calculated under the Plan as the purchase price for such shares). The holding period for such shares will commence on the day after the investment date.

In the case of any shareholder for whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose income is subject to federal income tax withholding, we will reinvest dividends net of the amount of tax required to be withheld.

Dividends reinvested under the Plan by corporate shareholders may be eligible for the 70% dividends-received deduction.

A Participant whose fractional interests in shares of Common Stock are liquidated for cash under the Plan generally will recognize capital gain or loss in an amount equal to the difference between the cash payment and the Participant’s tax basis in the fractional interests. Whether any such gain or loss will be taxed as long-term or short-term capital gain or loss will depend upon the Participant’s holding period.

The foregoing summary of certain federal income tax consequences is general and does not purport to cover every situation. Moreover, it does not include a discussion of state and local income tax consequences of participation in the Plan. You should consult with your own tax advisers regarding the federal, state and local tax consequences in your particular circumstances.

OTHER INFORMATION

16.    Who should be contacted if there is a question about participation in the Plan?

The Plan is administered for the benefit of our shareholders. All notices, correspondence, questions or other communications should be addressed to Wilson Bank Holding Company, Attention: Lisa Pominski, Dividend Reinvestment Plan, P. O. Box 768, Lebanon, Tennessee 37087. The conditions of participation in the Plan will be governed by the laws of state of Tennessee.

We will not be liable under the Plan for any act done by us in our role as Plan administrator carried out in good faith or for any good faith omission to act including, without limitation, any claims for liability:

•	arising out of failure to terminate a participant's participation in the Plan upon the participant's death prior to receipt of notice in writing of such death;

•	with respect to the prices at which shares are purchased or sold for the participant's account and the time such purchases or sales are made; and

•	relating to the value of the shares acquired for the participant's account.

17.    What happens if we have a Common Stock rights offering, issue a stock dividend or declare a stock split?

Any shares of Common Stock distributed as a stock dividend or as a result of a stock split on shares held by the Plan administrator for a participant will be credited to the participant's account. In the event that we make available to holders of

Common Stock rights to subscribe to additional shares, debentures or other securities, the full shares of Common Stock held for you under the Plan will be added to the other shares held by you in calculating the number of shares to which you have a right to subscribe.

18.    May the Plan be modified or discontinued?

We reserve the right to suspend or terminate the Plan at any time. We also reserve the right to make modifications to the Plan. We will endeavor to notify Participants of any such suspension, termination or modification, but the absence of notification will not affect the effectiveness of the suspension, termination or modification. In addition, we may adopt rules and procedures for the administration of the Plan, interpret the provisions of the Plan and make any necessary determinations relating thereto. Any such rules, procedures, interpretations and determinations will be final and binding.

19.    May a Participant pledge shares held in the Participant’s account under the Plan?

You may not pledge or assign any shares credited to your Plan account as a result of reinvested dividends or otherwise and any such purported pledge or assignment will be void. If you wish to pledge or assign shares held in your Plan account, you must first request a certificate for such shares. (See Question 13 regarding share certificates). Such shares when withdrawn from a Plan account may be so pledged, and the dividends payable on them may continue to be eligible for reinvestment under this Plan.

20.    Does participation in the Plan entail any risks?

Yes. Participation in the Plan involves the purchase of shares of Common Stock. In purchasing stock, Participants take a certain risk with their money. Stock prices may fall or rise depending on financial and other developments at the Company, as well as circumstances in the broad stock market. General economic conditions and political events can also influence stock prices. We cannot provide any assurance that shares purchased under the Plan will, at any particular time, be worth as much or more than their purchase price. In other words, there is a risk that if a Participant sells the shares of Common Stock, he or she will receive less than what was paid for the shares. See the section entitled “Risk Factors.”

USE OF PROCEEDS

We do not know either the number of shares that will ultimately be purchased under the Plan or the prices at which the shares will be sold, and therefore we cannot determine how the proceeds will be used. We intend to add the net proceeds of sales under the Plan of these shares that are sold as original issue shares by us to our general funds to be available for general corporate purposes, which may include, without limitation, working capital, capital expenditures, investments in or loans to our wholly owned bank subsidiary, share repurchases, funding potential acquisitions and satisfaction of other obligations.

INDEMNIFICATION

The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

Our bylaws provide that we shall indemnify and advance expenses to each of our directors or officers, or any person who may have served at the request of our board of directors or our Chief Executive Officer, as a director or officer of another corporation (and, in either case, his heirs, executors and administrators), to the fullest extent allowed by the laws of the State of Tennessee, both as now in effect or hereafter adopted. The bylaws also provide that we may indemnify and advance expenses to any employee or agent of the Company who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the board of directors determines that to do so is in the best interests of the Company.

Our bylaws also provide that the indemnification rights contained in the bylaws do not exclude other indemnification rights to which a director or officer may be entitled under any statute, charter provision, bylaw, resolution adopted by the shareholders, resolution adopted by the board of directors, agreement, insurance purchased by us or otherwise, both as to action in his official capacity and as to action in another capacity.

We believe that our bylaw provisions related to indemnification on liability are necessary to attract and retain qualified persons as directors and officers.

We have in effect a directors’ and officers’ liability insurance policy which provides coverage for our directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.

PLAN OF DISTRIBUTION

The shares of Common Stock sold under the Plan are being distributed directly by us rather than through an underwriter, broker or dealer. There will be no brokerage commissions or other fees charged to participants in connection with the purchase of shares under the Plan.

LEGAL OPINION

The validity of the shares of Common Stock offered under the Plan has been passed upon for us by Bass, Berry & Sims PLC.

EXPERTS

The financial statements of the Company and management’s assessment of the effectiveness of the Company’s internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of Maggart and Associates, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. WE ARE NOT MAKING AN OFFER OF SECURITIES IN ANY PLACE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

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TABLE OF CONTENTS

The Plan .........................................................................................................................................................................	5
Purpose .....................................................................................................................................................................	5
Advantages ...............................................................................................................................................................	5
Participation .............................................................................................................................................................	5
Administration ..........................................................................................................................................................	6
Costs .........................................................................................................................................................................	6
Purchases ..................................................................................................................................................................	6
Price ..........................................................................................................................................................................	7
Reports to Participants .............................................................................................................................................	7
Certificates ...............................................................................................................................................................	7
Termination of Participation or the Plan Itself .........................................................................................................	7
Federal Income Tax Consequences ..........................................................................................................................	8
Other Information .....................................................................................................................................................	8
Use of Proceeds .............................................................................................................................................................	9
Indemnification .............................................................................................................................................................	9
Plan of Distribution .......................................................................................................................................................	10
Legal Opinion ................................................................................................................................................................	10
Experts ...........................................................................................................................................................................	11

WILSON BANK HOLDING COMPANY

AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

500,000 Shares
COMMON STOCK
($2.00 PAR VALUE PER SHARE)

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PROSPECTUS
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DATED JUNE 21, 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration fee ..........................................	$2,478
Legal fees* ...............................................................................................................	10,000
Audit fees* ...............................................................................................................	500
Printing Expenses* ..................................................................................................	1,000
Miscellaneous* ........................................................................................................	1,000
Total* .......................................................................................................................	$14,978
_______________ *Estimated

Item 15.     Indemnification of Directors and Officers

The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

The Registrant’s bylaws provide that the Registrant shall indemnify and advance expenses to each director or officer of Registrant, or any person who may have served at the request of Registrant’s board of directors or its Chief Executive Officer, as a director or officer of another corporation (and, in either case, his heirs, executors and administrators), to the fullest extent allowed by the laws of the State of Tennessee, both as now in effect or hereafter adopted. The bylaws also provide that the Registrant may indemnify and advance expenses to any employee or agent of the Registrant who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the board of directors determines that to do so is in the best interests of the Registrant.

The Registrant’s bylaws also provide that the indemnification rights contained in the bylaws do not exclude other indemnification rights to which a director or officer may be entitled under any statute, charter provision, bylaw, resolution adopted by the shareholders, resolution adopted by the board of directors, agreement, insurance purchased by the Registrant or otherwise, both as to action in his official capacity and as to action in another capacity.

The Registrant believes that its bylaw provisions related to indemnification and limitations on liability are necessary to attract and retain qualified persons as directors and officers.

The Registrant has in effect a directors’ and officers’ liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.

Item 16.     Exhibits

Exhibit No.	Exhibit Description

4.1
Charter of Wilson Bank Holding Company, as amended (restated for SEC electronic filing purposes only) (incorporated herein by reference to Exhibit 3.1 of Wilson Bank Holding Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 9, 2016).

4.2
Bylaws of Wilson Bank Holding Company, as amended (restated for SEC electronic filing purposes only) (incorporated herein by reference to Exhibit 3.2 of Wilson Bank Holding Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 10, 2016).

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Maggart & Associates, P.C.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (included on signature page of this Registration Statement)

Item 17.     Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lebanon, State of Tennessee, on June 21, 2017.

WILSON BANK HOLDING COMPANY

By:     /s/ J. Randall Clemons
J. Randall Clemons
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints each of J. Randall Clemons and H. Elmer Richerson, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ J. Randall Clemons
J. Randall Clemons	President, Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2017
/s/ Lisa Pominski
Lisa Pominski	Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2017
/s/ Elmer Richerson
Elmer Richerson	Executive Vice President & Director	June 21, 2017
/s/ Charles Bell
Charles Bell	Director	June 21, 2017
/s/ Jack W. Bell
Jack W. Bell	Director	June 21, 2017
/s/ James F. Comer
James F. Comer	Director	June 21, 2017
/s/ Jerry L. Franklin
Jerry L. Franklin	Director	June 21, 2017

/s/ John B. Freeman
John B. Freeman	Director	June 21, 2017
/s/ Robert H. Goodall, Jr.
Robert H. Goodall, Jr.	Director	June 21, 2017
/s/ William P. Jordan
William P. Jordan	Director	June 21, 2017
/s/ James Anthony Patton
James Anthony Patton	Director	June 21, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1
Charter of Wilson Bank Holding Company, as amended (restated for SEC electronic filing purposes only) (incorporated herein by reference to Exhibit 3.1 of Wilson Bank Holding Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 9, 2016).

4.2
Bylaws of Wilson Bank Holding Company, as amended (restated for SEC electronic filing purposes only) (incorporated herein by reference to Exhibit 3.2 of Wilson Bank Holding Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 10, 2016).

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Maggart & Associates, P.C.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (included on signature page of this Registration Statement)